Solar Capital Ltd. Announces Addition of Voya as a Strategic Partner for Its Senior Secured Unitranche Loan Initiative

NEW YORK, NY -- (Marketwired - October 15, 2015) - Solar Capital Ltd. ("Solar Capital" or the "Company") (NASDAQ: SLRC) today announced that Voya Investment Management ("Voya") has agreed to invest in the Senior Secured Unitranche Loan Program LLC ("SSLP"). Voya acts as the investment advisor for several wholly owned insurance subsidiaries of Voya Financial, Inc. (NYSE: VOYA).

The joint venture is expected to invest primarily in middle market senior secured unitranche loans sourced by Solar Capital's origination platform. Voya has made an initial equity commitment of $25 million to SSLP, with the ability to upsize the program. Once the portfolio is sufficiently ramped, SSLP is expected to be levered up to approximately 1.5x-2.0x debt-to-equity, based on advanced discussions with third party debt providers.

Voya plans to allocate additional capital of its insurance company affiliates and third party clients to co-invest in unitranche loans alongside SSLP. Additionally, Solar Capital's existing strategic partner may co-invest up to $300 million of equity in unitranche loans alongside SSLP.

With the addition of Voya, equity commitments to Solar Capital's enhanced unitranche initiative total $625 million. Including anticipated leverage, investable capital should total in excess of $1.5 billion, which may be increased through additional co-investments by new or existing partners.

"We are thrilled to add Voya as a strategic partner in our senior secured unitranche loan initiative," said Michael Gross, chairman and CEO of Solar Capital Ltd. "Through the first lien loan partnership with Voya at our sister company, Solar Senior Capital Ltd., we've established a successful process of co-underwriting. The middle market credit investing experience and capital that Voya brings to the table enhances our origination platform's ability to provide complete financing solutions to our clients."

"Based on our successful history of investing alongside Solar Senior Capital Ltd., we view this new strategic partnership with Solar Capital Ltd. as an attractive way to expand our access to private middle market loans," said Greg Addicks, head of Private High Yield at Voya Investment Management. "Given the compelling risk-reward profile of senior secured unitranche loans, we expect to make significant investments alongside this joint venture to further diversify our private credit high yield portfolio. Our initial commitment to the SSLP is an important first step in our strategic partnership with Solar Capital Ltd. in this attractive asset class. The SSLP creates a tremendous opportunity to deliver private credit high yield opportunities to our client base. Given Voya's long history in underwriting private credits and our deep understanding of the insurance investment rating process, we believe we can deliver attractive risk adjusted returns and capital efficient solutions to our clients."

About Solar Capital Ltd.

Solar Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in leveraged, middle market companies in the form of senior secured loans, unitranche loans, mezzanine loans, and equity securities.

About Voya Investment Management

A leading, active asset management firm, Voya Investment Management manages, as of June 30, 2015, more than $205 billion for affiliated and external institutions as well as individual investors. With 40 years of history in asset management, Voya Investment Management has the experience and resources to provide clients with investment solutions with an emphasis on equities, fixed income, and multi-asset strategies and solutions. For more information, visit voyainvestments.com. Follow Voya Investment Management on Twitter @VoyaInvestments.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements," which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

CONTACT:
Solar Capital Ltd.
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